Exhibit 10(b)

FIRST AMENDMENT
TO THE
HARRIS CORPORATION
MASTER RABBI TRUST AGREEMENT

     WHEREAS, HARRIS CORPORATION (the “Company”) and THE NORTHERN TRUST COMPANY, an Illinois corporation of Chicago, Illinois (the “Trustee”), executed the Harris Corporation Master Rabbi Trust Agreement (The “Trust”), effective the 2nd day of December, 2003; and

     WHEREAS, the Company and the Trustee desire to amend the Trust pursuant to Section 12, such amendment to be effective 24th day of September, 2004;

     NOW, THEREFORE, the section of the Trust set forth below is amended as follows, but all other sections of the Trust shall remain in full force and effect.

1. Section 5(c) shall be amended by adding the following new paragraph to the end thereof:

     “The Company shall have the sole investment responsibility with respect to the retention, sale, purchase or voting of any common stock of the Company (“Employer Stock”) which has not been allocated to an Investment Manager. The Trustee shall have custody of such Employer Stock and shall act with respect thereto only as directed by the Company. The Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote any such Employer Stock. Except for the short term investment of cash, the Company has limited the investment power of the Trustee with respect to the account containing the Employer Stock. The Trustee shall not be liable for the purchase, retention, voting, tender, exchange or sale of Employer Stock and the Company (which has the authority to do so under the laws of the state of its incorporation) agrees to indemnify THE NORTHERN TRUST COMPANY from any liability, loss and expense, including legal fees and expenses which THE NORTHERN TRUST COMPANY may sustain by reason of purchase, retention, voting, tender, exchange or sale of Employer Stock. This paragraph shall survive the termination of this agreement.”

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to be executed and their respective corporate seals to be affixed and attested by their respective corporate officers on this 24th day of September, 2004.

HARRIS CORPORATION

		By:	/s/ Charles J. Greene
Charles J. Greene

Its: Assistant Treasurer

ATTEST

Scott T. Mikuen
Its:	Assistant Secretary

     The undersigned, Scott T. Mikuen, does hereby certify that he/she is the duly elected, qualified and acting Assistant Secretary of Harris Corporation (the “Company”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Amendment on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Amendment. Pursuant to Section 12 of the Trust, the undersigned further certifies that this Trust Amendment does not conflict with the terms of any Plan as defined in the Trust. The undersigned further represents that The Northern Trust Company may conclusively rely on this certification.

/s/ Scott T. Mikuen

Scott T. Mikuen
Assistant Secretary
Harris Corporation

THE NORTHERN TRUST COMPANY

	By:	/s/ Peter R. Sparrow

	Its:	Vice President

ATTEST:
Robert F. Draths, Jr.

Its: Vice President

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